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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 31, 2023
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AIR T, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road
Denver, North Carolina 28037
(Address of Principal Executive Offices, and Zip Code)

________________(828) 464-8741__________________
Registrant’s Telephone Number, Including Area Code

 Not applicable___
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Global Market
Alpha Income Preferred Securities (also referred to as 8% Cumulative Capital Securities) (“AIP”)	AIRTP	NASDAQ Global Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On January 31, 2023, Air T, Inc. (“Company”) acquired all of the issued and outstanding common stock of Worldwide Aircraft Services, Inc., a Kansas corporation (“Worldwide”) for $3,078,021. Approximately $1,628,000 of the purchase price was paid at closing. The remaining amount bears interest at the rate of six percent (6%) per annum and is payable via periodic payments up to the January 1, 2026 maturity date. Worldwide is a maintenance, repair and overhaul business located in Springfield, Missouri.
In connection with the acquisition, the Company and Jet Yard, LLC entered Amendment No. 2 to the Third Amended and Restated Credit Agreement (“Amendment No. 2”) with Minnesota Bank & Trust, a division of HTLF Bank, successor by merger with MBT (“MBT”). Amendment No. 2 amends the Third Amended and Restated Credit Agreement dated as of August 31, 2021 as amended by that certain Amendment No. 1 to the Third Amended and Restated Credit Agreement dated June 9, 2022. Amendment No. 2 provides for a new term loan (“Term Loan F”) in the amount of $1,000,000 to help finance a portion of the consideration paid by the Company for Worldwide. Pursuant to the amendment, the Company executed Term Note F in favor of MBT in the original principal amount of $1,000,000. The note bears interest at a rate equal to the greater of six percent (6%) or the prime rate plus one percent (1%). The note obligates the Company to make monthly payments of principal in the amount of $16,666.67 plus accrued interest commencing March 1, 2023. The note may be prepaid, in whole or part, at any time without penalty and final payment of all amounts due under the note is due January 31, 2028. Events of default under the Note are defined in the Credit Agreement.
In connection with the acquisition, amendment and term loan, the Company entered into a collateral assignment of the Worldwide Stock Purchase Agreement and Worldwide entered into a joinder to the Guaranty and the Security Agreement. Non-borrower entities of the Company and Jet Yard also acknowledged and agreed to the transactions.
The foregoing summary of the terms of the agreements and transactions is qualified in their entirety by reference to Amendment No. 2 and Term Note F filed as Exhibits 10.1 – 10.2 herewith, which are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

To the extent required by Item 2.01 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. The acquisition of Worldwide is not material to the Company and therefore no financial statements are required to be filed with this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits

10.1	Form of Amendment No. 2 to Third Amended and Restated Credit Agreement between Air T, Inc., Jet Yard, LLC and MBT dated as of January 31, 2023
10.2	Form of Term Note F dated January 31, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2023

AIR T, INC.

By: /s/ Brian Ochocki
Brian Ochocki, Chief Financial Officer